CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


On Stage Entertainment, Inc.
4625 West Nevso Drive
Las Vegas, NV 89103


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8( filed number 333-56285) of our report dated March 30, 2001 relating to the consolidated financial statements of On Stage Entertainment, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.


BDO Seidman, LLP
Los Angeles, California
March 30, 2001